Exhibit 13.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Suresh Venkatesan, the Chief Executive Officer of POET Technologies Inc. (the "Company"), hereby certify, that, to my knowledge:

1. The Annual Report on Form 20-F for the year ended 2018 (the "Report") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Date: April 29, 2019

/s/ Suresh Venkatesan

Name: Suresh Venkatesan

Title: Chief Executive Officer